EXHIBIT 17(a)
                                  24f-2 Notice



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As filed with the Securities and Exchange Commission Feb. 27, 1995.

                                                              File Nos. 33-28183
                                                                        811-1600

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Pre-Effective Amendment No.
                        Post-Effective Amendment No. 24                       X

                                       and

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               Amendment No. 28                               X


                           KEYSTONE AMERICA OMEGA FUND
               (Exact Name of Registrant as Specified in Charter)


              200 Berkeley Street, Boston, Massachusetts 02116-5034
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's Telephone Number, including Area Code:
                                 (617) 338-3200

               Rosemary D. Van Antwerp, Esq., 200 Berkeley Street,
                              Boston, MA 02116-5034
                     (Name and Address of Agent for Service)

It is proposed that this filing will become effective:

         immediately upon filing pursuant to paragraph (b) of Rule 485 on (date) pursuant to paragraph (b) of Rule 485

 X       60 days after filing pursuant to paragraph (a)(i) of Rule 485
---

         on (date) pursuant to paragraph (a)(i) of Rule 485

         75 days after filing pursuant to paragraph (a)(ii) of Rule 485 on (date) pursuant to paragraph (a)(ii) of Rule 485

         The Registrant has elected to register an indefinite number of shares of its common stock pursuant to Rule 24f-2 under the


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Investment Company Act of 1940. A Rule 24f-2 Notice for Registrant's most recent fiscal year was filed on January 26, 1995.

         By this Post-Effective Amendment Keystone America Omega Fund (the "Trust") expressly adopts as its own the Registration Statement (as appropriately modified) under the Securities Act of 1933 (the "1933 Act") of Keystone America Omega Fund, Inc. (the "Company"), the Trust's predecessor registrant, for purposes of the 1933 Act and the Securities Exchange Act of 1934, and the Trust also adopts as its own the Company's notification and Registration Statement under the Investment Company Act of 1940 (as appropriately modified).


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                                January 25, 1996



Keystone Omega Fund
200 Berkeley Street
Boston, Massachusetts  02116-5034


         Re: Notice Pursuant to Rule 24f-2 under the Investment Company Act of 1940 ("1940 Act")


Gentlemen:

     I am a Senior Vice President of and General Counsel to Keystone Investment Management Company (formerly named Custodian Funds, Inc.), investment adviser to Keystone Omega Fund (the "Fund"). You have asked for my opinion with respect to the issuance of 2,232,747 additional shares of the Fund under the Fund's Declaration of Trust and pursuant to the Fund's indefinite registration of such shares under Rule 24f-2 under the 1940 Act. The Fund is filing its Rule 24f-2 Notice to which this opinion is appended to make the issuance of such shares definite in number for its fiscal year ended December 31, 1995.

         To my knowledge, a Prospectus is on file with the Securities and Exchange Commission as part of Post-Effective Amendment No. 25 to the Fund's Registration Statement covering the public offering and sale of the Fund's shares for the period during which such shares were issued.

         In my opinion, such shares, if issued and sold in accordance with the Fund's Declaration of Trust, By-Laws, as amended ("ByLaws"), and offering Prospectus, were legally issued, fully paid, and nonassessable by the Fund, entitling the holders thereof to the rights set forth in the Articles of Incorporation and By-Laws and subject to the limitations stated therein.

    My opinion is based upon my examination of the Declaration of Trust; a review of the minutes of the Fund's Board of Trustees authorizing the registration of shares pursuant to Rule 24f-2 under the 1940 Act and the issuance of such additional shares; and the Fund's Prospectus. In my examination of such documents, I have assumed the genuineness of all signatures and the conformity of copies to originals.



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Securities and Exchange Commission
January 25, 1996
Page 2



     I hereby consent to the use of this opinion in connection with the Fund's Rule 24f-2 Notice making definite the number of such additional shares issued.


                                Sincerely yours,



                                                         Rosemary D. Van Antwerp
                                                       Senior Vice President and
                                 General Counsel